Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-13962, 333-127943, 333-140955, 333-183891, 333-183892, 333-183893, 333-188826, 333-188827, 333-208647 and 333-271449) of Canadian Pacific Kansas City Limited of our report dated February 3, 2023 relating to the financial statements of Kansas City Southern, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
February 27, 2024